Exhibit 10.12

                                SECOND AMENDMENT
                               TO CREDIT AGREEMENT


                  This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of October 20, 1995, is entered into by and among FERRELLGAS, L.P., a Delaware limited partnership (the "Borrower"), STRATTON INSURANCE COMPANY, Inc., a Vermont corporation and Wholly-Owned Subsidiary of the Borrower ("Stratton"), FERRELLGAS, INC., a Delaware corporation and sole general partner of the Borrower (the "General Partner"), each of the lenders that is a signatory to this Amendment (collectively, the "Banks"; and each, a "Bank"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as agent for the Banks (in such capacity, the "Agent") and THE FIRST NATIONAL BANK OF BOSTON and NATIONSBANK OF TEXAS, N.A. as co-agents (the "Co-Agents"), and amends that certain Credit Agreement dated as of July 5, 1994 between the Borrower, Stratton, the General Partner, the several financial institutions from time to time parties to the Credit Agreement (as defined below), the Agent and the Co-Agents (as supplemented by the Consent and Agreement dated as of October 28, 1994 and the First Amendment to Credit Agreement dated as of July 21, 1995, each entered into by and among the parties hereto, the "Existing Credit Agreement", and as amended hereby, the "Credit Agreement"). Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Existing Credit Agreement, and the rules of interpretation set forth in Section 1.02 of the Existing Credit Agreement shall be applicable to this Amendment.

                                    RECITALS

                  A. The Borrower has requested that the Banks (i) permit Swingline Loans to be made from availability under the aggregate Facility C Commitment, (ii) amend the Leverage Ratio covenant, and (iii) make certain other amendments to the Existing Credit Agreement.

     B. The Banks are willing to agree to the foregoing all on the terms and subject to the conditions set forth below.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree and amend the Existing Credit Agreement as follows:

     SECTION 1. Amendments. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth below in Section 2, the Existing Credit Agreement shall be amended as follows:


     (a) The  definition  of  "Compliance  Certificate"  in Section  1.01 of the
Existing Credit Agreement is amended by substituting the number "75" for the number "30" in that definition.

     (b) The definition of "Fixed Charge Coverage Ratio" in Section 1.01 of the Existing Credit Agreement is amended by deleting the first parenthetical in that definition and substituting in lieu thereof "(other than revolving credit borrowings including, with respect to the Borrower, Facility A Revolving Loans, Swingline Loans, Facility B Revolving Loans and Facility C Revolving Loans)".

     (c) Subsection 2.01(a)(i) of the Existing Credit Agreement is amended by adding the parenthetical "(to the extent such Swingline Loans were made from availability under the aggregate Facility A Commitment)" after the words "Swingline Loans" in each place such words appear in that subsection.

     (d) Subsection 2.01(a)(ii) of the Existing Credit Agreement is amended to read in its entirety as follows:

         "(ii) Within the limits of each Bank's Facility A Commitment and on the other terms and subject to the other conditions hereof, the Borrower may borrow under this subsection 2.01(a), prepay under Section 2.06 and reborrow under this subsection 2.01(a); provided, that the Borrower shall cause the aggregate outstanding principal amount of Facility A Revolving Loans and Swingline Loans (to the extent such Swingline Loans were made from availability under the aggregate Facility A Commitment) not to exceed $25,000,000 for at least one period of 75 consecutive days during each fiscal year of Borrower, commencing with its fiscal year beginning August 1, 1995."

     (e) Subsection 2.01(c)(i) of the Existing Credit Agreement is amended to read in its entirety as follows:

         "(i)   Each Bank severally agrees, on the terms and subject to the conditions set forth herein, to make loans to the Borrower (each such loan, a "Facility C Revolving Loan") from time to time on any Business Day during the period from the Amendment Effective Date to the Facility C Revolving Termination Date, in an aggregate principal amount not to exceed at any time outstanding such Bank's Facility C Commitment as in effect from time to time; provided, however, that, after giving effect to any Borrowing of Facility C Revolving Loans, the sum of the Effective Amount of all outstanding Facility C Revolving Loans plus the Effective Amount of all Swingline Loans (to the extent such Swingline Loans were made from availability under the aggregate Facility C Commitment) shall not at any time exceed the combined Facility C Commitments, and the Effective Amount of the Facility C Revolving Loans plus such Bank's Pro Rata Share of the Effective Amount of all Swingline Loans (to the extent such Swingline Loans were made from availability under the aggregate Facility C Commitment) shall not at any time exceed such Bank's Facility C Commitment."

     (f) Subsection 2.01(c)(ii) of the Existing Credit Agreement is amended to read in its entirety as follows:

         "(ii) Within the limits of each Bank's Facility C Commitment and on the other terms and subject to the other conditions hereof, the Borrower may borrow under this subsection 2.01(c), prepay under Section 2.06 and reborrow under this subsection 2.01(c); provided, that concurrently with the requirement contained in the proviso in subsection 2.01(a)(ii) above, the Borrower shall cause the aggregate outstanding principal amount of Facility C Revolving Loans and Swingline Loans (to the extent such Swingline Loans were made from availability under the aggregate Facility C Commitment) not to exceed zero Dollars for at least one period of 75 consecutive days during each fiscal year of Borrower, commencing with its fiscal year beginning August 1, 1995."

     (g) Subsection 2.05(a) of the Existing Credit Agreement is amended by adding the parenthetical "(to the extent such Swingline Loans were made from availability under the aggregate Facility A Commitment)" after the words "Swingline Loans" in that subsection.

     (h) Subsection 2.05(c) of the Existing Credit Agreement is amended to read in its entirety as follows:

                "(c) The Borrower  may, not later than 11:00 a.m. San
         Francisco time at least three Business Days prior to its effective date by notice to the Agent, terminate or permanently reduce the Facility C Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $5,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Effective Amount of all Facility C Revolving Loans plus the Effective Amount of all Swingline Loans (to the extent such Swingline Loans were made from availability under the aggregate Facility C Commitment) would exceed the amount of the combined Facility C Commitments then in effect."

     (i) Subsection 2.07(a) of the Existing Credit Agreement is amended by adding the parenthetical "(to the extent such Swingline Loans were made from availability under the aggregate Facility A Commitment)" after the words "Swingline Loans" in each place such words appear in that subsection.

     (j) Subsections 2.07(c), (d), (e) and (f) of the Existing Credit Agreement are relettered as subsections 2.07(d), (e), (f) and (g), respectively, and the following new subsection 2.07(c) is added to read in its entirety as follows:

                 "(c) Subject to Section 4.04, if on any date on or prior to the Facility C Revolving Termination Date the Effective Amount of all Swingline Loans (to the extent such Swingline Loans were made from availability under the aggregate Facility C Commitment) and Facility C Revolving Loans then outstanding exceeds the combined Facility C Commitments, the Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of the Swingline Loans (to the extent such Swingline Loans were made from availability under the aggregate Facility C Commitment) and Facility C Revolving Loans by an aggregate amount equal to the applicable excess."

     (k) Subsection 2.08(a) of the Existing Credit Agreement is amended by adding the parenthetical "(to the extent such Swingline Loans were made from availability under the aggregate Facility A Commitment)" after the words "Swingline Loans" in that subsection.

     (l) Subsection 2.08(d) of the Existing Credit Agreement is amended to read in its entirety as follows:

                 "(d) Facility C Revolving Loans. The Borrower shall repay to the Banks in full on the Facility C Revolving Termination Date the aggregate principal amount of Facility C Revolving Loans and Swingline Loans (to the extent such Swingline Loans were made from availability under the aggregate Facility C Commitment) outstanding on such date together with all accrued and unpaid interest thereon."

     (m) Section 2.15 of the Existing Credit Agreement is amended to read in its entirety as follows:

                  "2.15  Discretionary Swingline Loans.

                           (a) From time to time, subject to the conditions set forth below, at the request of the Borrower, made through the Agent as set forth below, BofA in its sole and absolute discretion may make short-term loans to the Borrower not to exceed in the aggregate at any one time outstanding the principal sum of $10,000,000, to be used by the Borrower for general working capital needs of the Borrower (each, a "Swingline Loan"). The availability of Swingline Loans is conditioned on the satisfaction of each of the following conditions: (i) it shall be in the sole and absolute discretion of BofA, on each occasion that a Swingline Loan is requested, whether to make such Swingline Loan; (ii) each Swingline Loan shall bear interest from the time made until the time repaid, or until the time, if any, that such Swingline Loan is converted into a Base Rate Loan as provided below, at the rate(s) from time to time applicable to Base Rate Loans hereunder; (iii) at the time of making of any Swingline Loan, the aggregate Effective Amount of all Swingline Loans, together with the aggregate Effective Amount of all Facility A Revolving Loans, the Effective Amount of all L/C Obligations and the Effective Amount of all Facility C Revolving Loans, without duplication, shall not exceed the sum of (A) the aggregate Facility A Commitment, and (B) the aggregate Facility C Commitment; provided that, in each instance, Swingline Loans shall be made first from availability, if any, under the aggregate Facility A Commitment, and second, from availability, if any, under the aggregate Facility C Commitment; (iv) each Swingline Loan, when made, all interest accrued thereon, and all reimbursable costs and expenses incurred or payable in connection therewith, shall constitute an Obligation of Borrower hereunder; and (v) each request for a Swingline Loan from BofA pursuant to this Section 2.15 shall be made by the Borrower to the Agent, shall be funded by BofA through the Agent, and shall be repaid by the Borrower through the Agent (in order that the Agent may keep an accurate record of the outstanding balance at any time of Swingline Loans so as to monitor compliance with the terms and provisions hereof), and each such request shall be in writing unless the Agent in its sole discretion accepts an oral or telephonic request. Each Swingline Loan shall be made upon the Borrower's irrevocable written notice delivered to the Agent substantially in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 1:00 p.m. (San Francisco time) on the requested date of such Swingline Loan, specifying:

          (i) the amount of the Swingline Loan, which shall be in a minimum amount of $250,000 or any multiple of $100,000 in excess thereof; and

          (ii) the requested date of such Swingline Loan, which shall be a Business Day;

                           (b) If any  Swingline  Loan  made  pursuant  to  this
         Section 2.15, and in compliance with the conditions set forth in the immediately preceding paragraph of this Section 2.15, is not repaid by the Borrower on or before the seventh calendar day following the day that it was funded by BofA, BofA shall have the right in BofA's sole and absolute discretion, by giving notice to the Borrower and the Banks, to cause such Swingline Loan automatically upon the giving of such notice to be converted into a Facility A Revolving Loan (or, to the extent that such Swingline Loan was made from availability under the aggregate Facility C Commitment, a Facility C Revolving Loan) which, in each case, is a Base Rate Loan, and upon receipt of such notice each Bank shall fund to the Agent, for the account of BofA, such Bank's ratable share of such Facility A Revolving Loan or Facility C Revolving Loan, as applicable, based on such Bank's Pro Rata Share; provided, that if any Insolvency Proceeding has been commenced with respect to the Borrower on or prior to the date on which such Swingline Loan is due, and in lieu of funding its Pro Rata Share of a Facility A Revolving Loan or Facility C Revolving Loan, as applicable, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from BofA a participation in such Swingline Loan equal to the product of such Bank's Pro Rata Share times the amount of such Swingline Loan.

                           (c) Each Bank's obligation in accordance with this Agreement to make Facility A Revolving Loans or Facility C Revolving Loans, as applicable, upon the failure of a Swingline Loan to be repaid in full when due, or to purchase participations in such Swingline Loans, shall, in each case, be absolute and unconditional and without recourse to BofA and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against BofA, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing."

          (n) Subsection 3.01(a) of the Existing Credit Agreement is amended by adding the parenthetical "(to the extent such Swingline Loans were made from availability under the aggregate Facility A Commitment)" after the words "Swingline Loans" in that subsection.

          (o) Subsection 7.12(a) of the Existing Credit Agreement is amended to read in its entirety as follows:

                           "(a) Leverage Ratio. The Borrower shall maintain as of the last day of each fiscal quarter a Leverage Ratio for the fiscal period consisting of such fiscal quarter and the three immediately preceding fiscal quarters, equal to or less than 4.00 to 1.00; provided, that for the fiscal period consisting of Borrower's fiscal quarter ending October 31, 1995 and the three immediately preceding fiscal quarters, Borrower shall maintain a Leverage Ratio equal to or less than 4.50 to 1.00.; provided further, that to the extent the Borrower borrows Loans to make Restricted Payments within 45 days after the end of any fiscal quarter, the aggregate amount of Loans so borrowed shall be added to the amount of Funded Debt outstanding at the end of such quarter for purposes of determining the Leverage Ratio at the end of such quarter."

          (p) Exhibit C to the Existing Credit Agreement is amended to read in its entirety as set forth on Exhibit A hereto.

                  SECTION 2. Conditions to Effectiveness. The amendments set forth in Section 1 of this Amendment shall become effective on October 20, 1995 only upon the satisfaction of all of the following conditions precedent on or prior to such date (such date being referred to as the "Amendment Effective Date"):

          (a) On or before the Amendment Effective Date, each of the Borrower, Stratton and the General Partner shall deliver to the Agent, on behalf of the Banks, the following described documents (each of which shall be reasonably satisfactory in form and substance to the Agent and its counsel):

          (i) This Amendment duly executed by each party thereto;

          (ii) Copies of partnership authorizations for the Borrower and resolutions of the board of directors of the General Partner and Stratton authorizing the transactions contemplated by this Amendment, certified as of the Amendment Effective Date by the Secretary or an Assistant Secretary of the General Partner and Stratton;
          (iii) A certificate of the Secretary or Assistant Secretary of the General Partner certifying the names and true signatures of the officers of the General Partner authorized to execute, deliver and perform, as applicable, on behalf of the Borrower and the General Partner, this Amendment and the Note;

          (iv) A certificate of the Secretary or Assistant Secretary of Stratton certifying the names and true signatures of the officers of Stratton authorized to execute, deliver and perform, as applicable, on behalf of Stratton, this Amendment;

          (v) A  certificate  of the  Secretary  or  Assistant  Secretary of the
     General Partner certifying that the articles or certificate of incorporation and the bylaws of the General Partner and the Certificate of Limited Partnership and the Limited Partnership Agreement of the Borrower, in each case as in effect on the Amendment Effective Date, have not been amended, modified or changed in any respect since July 21, 1995;

          (vi) A certificate of the Secretary or Assistant Secretary of Stratton certifying that the articles or certificate of incorporation and the bylaws of Stratton, in each case as in effect on the Amendment Effective Date, have not been amended, modified or changed in any respect since July 21, 1995;

          (vii) opinion of Bryan Cave, counsel to the Borrower, the General Partner and Stratton, or of such other counsel as are acceptable to the Agent and the Banks, addressed to the Agent and the Banks, substantially in the form of Exhibit B;

          (viii) a favorable opinion of Orrick, Herrington & Sutcliffe, special counsel to the Agent; and

          (ix) Such other documents, instruments, approvals or opinions as the Agent, any Bank or special counsel to the Agent may reasonably request.

          (b) On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment and all documents incidental to such transactions, shall be reasonably satisfactory in form and substance to the Agent and its counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents, opinions, certificates and evidence as they may reasonably request.

          (c) All governmental actions or filings necessary for the execution, delivery and performance of this Amendment shall have been made, taken or obtained, and no order, statutory rule, regulation, executive order, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or other governmental entity which prohibits or restricts the transactions contemplated by this Amendment, nor shall any action have been commenced or threatened seeking any injunction or any restraining or other order to prohibit, restrain, invalidate or set aside the transactions contemplated by this Amendment.

          (d) The representations and warranties set forth in this Amendment shall be true and correct as of the Amendment Effective Date.

                  SECTION 3. Representations and Warranties . In order to induce the Banks to enter into this Amendment and to give the consent and to amend the Existing Credit Agreement in the manner provided in this Amendment, each of the Borrower, Stratton and the General Partner represents and warrants to each Bank as of the Amendment Effective Date as follows:

          (a) Corporate or Partnership Existence and Power. The General Partner, Stratton, the MLP, the Borrower and each of its Subsidiaries:

          (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

          (ii) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business and to execute, deliver, and perform its obligations under this Amendment and to carry out the transactions contemplated by, and perform its obligations under the Credit Agreement;

          (iii) is duly qualified as a foreign corporation or partnership and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license or where the failure so to qualify would not have a Material Adverse Effect; and

          (iv) is in compliance with all material Requirements of Law.

          (b) Corporate or Partnership Authorization; No Contravention. The execution, delivery and performance by the Borrower, the General Partner and Stratton of this Amendment and the performance of the Credit Agreement by each of them have been duly authorized by all necessary partnership action on behalf of the Borrower and all necessary corporate action on behalf of the General Partner and any Subsidiary, and do not and will not:

          (i) contravene the terms of any of the General Partner's, the MLP's, the Borrower's or any Subsidiary's Organization Documents;

          (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the General Partner, the MLP, the Borrower or any Subsidiary is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject where such conflict, breach, contravention or Lien could reasonably be expected to have a Material Adverse Effect; or

          (iii) violate any material Requirement of Law.

          (c) Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, the General Partner, the Borrower or any Subsidiary of this Amendment, or (ii) the continued operation of Borrower's business as contemplated to be conducted after the date hereof by the Loan Documents, except in each case such approvals, consents, exemptions, authorizations or other actions, notices or filings (A) as have been obtained, (B) as may be required under state securities or Blue Sky laws, (C) as are of a routine or administrative nature and are either (x) not customarily obtained or made prior to the consummation of transactions such as the transactions described in clauses
     (i) or (ii) or (y) expected in the judgment of the Borrower to be obtained in the ordinary course of business subsequent to the consummation of the transactions described in clauses (i) or (ii), or (D) that, if not obtained, could reasonably be expected to have a Material Adverse Effect.

          (d) Binding Effect. The Credit Agreement and each of the other Loan Documents constitute the legal, valid and binding obligations of each of the Borrower, Stratton and the General Partner, as applicable, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          (e) Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the General Partner, the MLP, the Borrower or any of its Subsidiaries or any of their respective properties which:

          (i) purport to affect or pertain to this Amendment or the Credit Agreement or any of the transactions contemplated hereby or thereby; or

          (ii) if determined adversely to the Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Amendment or the Credit Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          (f) No Default. No Default or Event of Default exists or would result from the incurring, continuing or converting of any Obligations by the Borrower. As of the Amendment Effective Date, neither the Borrower nor any Affiliate of the Borrower is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Amendment Effective Date, create an Event of Default under subsection 9.01(e) of the Credit Agreement other than a default under Section 4.09 of the Indenture relating to the Existing Senior Notes.

          (g) Representations and Warranties in the Credit Agreement. Each of the Borrower, Stratton and the General Partner confirms that as of the Amendment Effective Date the representations and warranties contained in
     Article VI of the Credit Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date).

                  SECTION 4.  Miscellaneous.

          (a) Reference to and Effect on the Existing Credit Agreement and the Other Loan Documents.

          (i) Except as specifically amended by this Amendment, and the documents executed and delivered in connection therewith, the Existing Credit Agreement and the other Loan Documents, including but not limited to, the Guaranty of Finance Corp., shall remain in full force and effect and are hereby ratified and confirmed.

          (ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Banks under, the Existing Credit Agreement or any of the other Loan Documents.
          (iii) Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with the Existing Credit Agreement, and the Existing Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

          (b) Fees and Expenses. Each of the Borrower, Stratton and the General Partner acknowledges that all costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with Section
     11.04 of the Existing Credit Agreement.

          (e) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (f) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (g) Governing Law. This Amendment shall be governed by and construed according to the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                FERRELLGAS, L.P.

                             By: Ferrellgas, Inc.,
                                 General Partner


                             By:                       _
                             Name: Danley K. Sheldon
                             Title: Senior Vice President and
                                    Chief Financial Officer/Treasurer



                                FERRELLGAS, INC.


                             By:                       _
                             Name: Danley K. Sheldon
                             Title: Senior Vice President and
                                    Chief Financial Officer/Treasurer



                                STRATTON INSURANCE COMPANY, INC.


                              By:                       _
                              Name: Danley K. Sheldon
                              Title: Senior Vice President and
                                     Chief Financial Officer/Treasurer


                               Address  for Notices for each
                               of the Borrower,  the General
                               Partner and Stratton:

                               One Liberty Plaza
                               Liberty, Missouri 64068
                               Attention:  Danley K. Sheldon
                               Telephone:  (816) 792-6828
                               Facsimile:  (816) 792-6979

[signatures continued]

                               BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION,
                                                       as Agent


                              By:                         _
                              Name: Leandro Balidoy
                              Title: Vice President


                               BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION,
                                                       as a Bank


                               By:                         _
                               Name:  Vanessa Sheh Meyer
                               Title: Vice President


                               THE FIRST NATIONAL BANK OF BOSTON,
                                                                 as a Bank

                               By:                         _
                               Name:
                               Title:


                               NATIONSBANK, N.A.,
                                                 as a Bank

                               By:                         _
                               Name:
                               Title:


                               THE BANK OF NOVA SCOTIA,
                                                       as a Bank

                               By:                         _
                               Name:
                               Title:


                               WELLS FARGO BANK, N.A.,
                                                      as a Bank

                               By:                         _
                               Name:
                               Title:

[signatures continued]

                                CAISSE NATIONALE DE CREDIT AGRICOLE,
                                                                    as a Bank

                                By:                         _
                                Name:
                                Title:


                                BANQUE PARIBAS,
                                               as a Bank

                                By:                         _
                                Name:
                                Title:

                                By:                         _
                                Name:
                                Title:


                  The undersigned hereby acknowledges and agrees to the foregoing Amendment and confirms that its Continuing Guaranty dated July 5, 1994 shall remain in full force and effect notwithstanding the execution of such Amendment and consummation of the transactions described or otherwise contemplated therein.


                                 FERRELLGAS FINANCE CORP.,
                                                          as Guarantor

                                 By:                        _
                                 Name:
                                 Title:
                                                     Date:

                                            EXHIBIT A TO AMENDMENT

                                                                     EXHIBIT C
                                                (Revised as of October 20, 1995)


                             COMPLIANCE CERTIFICATE


                  This compliance certificate is provided pursuant to Section 7.02(b) of the Credit Agreement dated as of July 5, 1994 (as the same may be amended from time to time, the "Credit Agreement"), by and among Ferrellgas, L.P., a Delaware limited partnership ("Borrower"), Stratton Insurance Company, Inc., a Vermont corporation and a wholly-owned subsidiary of Borrower, Ferrellgas, Inc., a Delaware corporation and the sole general partner of Borrower, Bank of America National Trust and Savings Association, as agent (in such capacity, "Agent"), and the financial institutions ("Banks") from time to time party to the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein are used with the defined meanings given in the Credit Agreement.

                  I, _____________________________,  the ____________________ of
Ferrellgas, Inc., a Delaware corporation and the sole general partner of Borrower, do hereby certify that I am familiar with the Credit Agreement and with the assets, business, financial condition and operations of Borrower and its Subsidiaries and that during the fiscal quarter ending ______________________, 19__:

                  Borrower has performed all of its obligations under and is in compliance with all covenants and agreements contained in the Credit Agreement and under (i) any instrument or agreement required thereunder, (ii) any other instrument or agreement to which Borrower is a party or under which Borrower is obligated, and (iii) any judgment, decree or order of any court or governmental authority binding on Borrower. Without limiting the generality of the foregoing:


                  1.       As required by Section 7.12 of the Credit Agreement:

                  (i) Borrower has maintained a Leverage Ratio for the applicable fiscal period of not greater than 4.0:1 (or, with respect to Borrower's fiscal period ending October 31, 1995, a Leverage Ration of not greater than 4.5:1). The current Leverage Ratio is: ____________.

                                Funded Debt
                                    ($---------)
                           ----------------------   = Leverage Ratio
                           Consolidated Cash Flow
                                    ($---------)


                  Attached   as   Exhibit   A  is  a   calculation   of
          Consolidated Cash Flow, including such calculation on a pro forma basis for any Acquisitions consummated during the fiscal period.

          (ii) Borrower has a minimum Partners' Equity of not less than $50,000,0000. The current Partners' Equity is $________________.


                  2. As required by Section 7.13 of the Credit Agreement, Borrower and its Affiliates are in compliance, and have at all times during the relevant fiscal period been in compliance, with Borrower's trading position policy and supply inventory position policy guidelines as in effect on the Closing Date[, provided that the stop loss limit in the trading position policy has been increased from __________ at the beginning of the three quarters preceding the fiscal quarter that is the subject of this certificate (the "Initial Date") to __________ at the end of the fiscal quarter that is the subject of this certificate (the "Final Date"), an aggregate increase of ____%] [the stop loss limit in the supply inventory position has increased from __________ on the Initial Date to __________ on the Final Date, an aggregate increase of ____%] [the volume limit for [describe product] in the trading position policy has been increased from __________ on the Initial Date to __________ on the Final Date, an aggregate increase of ____%] [the volume limit for [describe product] in the supply inventory position policy has been increased from __________ on the Initial Date to __________ on the Final Date, an aggregate increase of ____%].


                  3. As required by Section 7.16, Borrower hereby notifies Agent that [no judgments, orders, decrees or arbitration awards have been entered against Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage other than through a standard reservation of rights letter) as to any single or related series of transactions, incidents or conditions, of more than $10,000,000] [the following judgments, orders, decrees and/or arbitration awards have been entered against Borrower or its
Subsidiaries: __________________________. The foregoing involve an aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage other than through a standard reservation of rights letter) of $______________________. Borrower has reserved for such amount in excess of $10,000,000, on a quarterly basis, with each quarterly reserve being at least equal to one-twelfth of such amount in excess of $10,000,000. The amount of each quarterly reserve is $____________________].


                  4. As required by Section 8.12 of the Credit Agreement, during the applicable fiscal period, Borrower and its Subsidiaries made [no Restricted Payments] [Restricted Payments in an amount equal to $___________________ and, at the time of and after giving effect to such Restricted Payments, each of the following statements was true:

                  (a) no Default or Event of Default had occurred or was continuing at the time of such Restricted Payment or occurred as a consequence thereof and each of the representations and warranties of the Borrower set forth in the Credit Agreement was true on and as of the date of such Restricted Payment both before and after giving effect thereto; and

                  (b) the Fixed Charge Coverage Ratio of the Borrower for the Borrower's most recently ended four full fiscal quarters for which internal financial statements were available immediately preceding the date on which such Restricted Payment was made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, was ____________, which ratio is greater than 2.25 to 1.

                  Consolidated Cash Flow
                           ($---------)
                  ---------------------- = Fixed Charge Coverage Ratio
                      Fixed Charges
                           ($---------)

         and

                  (c) (i) the amount of such Restricted Payment, if made other than in cash, was determined by the Board of Directors and evidenced by a resolution in an officer's certificate signed by a Responsible Officer and delivered to the Agent, and (ii) except as otherwise provided in the Credit Agreement, such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Borrower and its Subsidiaries in the fiscal quarter during which such Restricted Payment was made, did not exceed the amount of Available Cash of the Borrower for the immediately preceding fiscal quarter (or, with respect to the first fiscal quarter during which Restricted Payments are made, the amount of Available Cash of the Borrower for the period commencing on the date of the Credit Agreement and ending on the last day of the immediately preceding fiscal quarter).

                  Attached as Exhibit B is a calculation of Fixed Charges, including such calculation on a pro forma basis for any Acquisitions consummated during the fiscal period.


                  5. As required by subsection 2.01(a)(ii) of the Credit Agreement, the aggregate outstanding principal amount of Facility A Revolving Loans and Swingline Loans (to the extent such Swingline Loans were made from availability under the aggregate Facility A Commitment) did not exceed $25,000,000 for the consecutive seventy five (75) day period from ____________ to _______________.

                  6. As required by subsection 2.01(c)(ii) of the Credit Agreement, the aggregate outstanding principal amount of Facility C Revolving Loans and Swingline Loans (to the extent such Swingline Loans were made from availability under the aggregate Facility C Commitment) did not exceed zero Dollars for the same consecutive seventy five (75) day period specified in paragraph 5 above.


                  IN WITNESS WHEREOF, this Certificate has been executed on behalf of Borrower as of the ____ day of ________________, 19__.

                                FERRELLGAS, L.P., a Delaware limited partnership

                                          By:  FERRELLGAS, INC., General Partner

                                                  By:___________________________
                                                     Name:
                                                     Title:

                                              EXHIBIT B TO AMENDMENT

                          FORM OF OPINION OF BRYAN CAVE


                               ____________, 1995


          To: The Financial Institutions (the "Banks") parties to the Amendment referred to below (the "Amendment"), and

          Bank of America National Trust and Savings Association, as Agent (in such capacity, the "Agent")

Ladies and Gentlemen:

                  This  opinion  is  being  delivered  in  connection  with  the transactions contemplated by the Second Amendment to Credit Agreement dated as of October 20, 1995 (the "Amendment") among Ferrellgas, L.P., a Delaware limited partnership ("Borrower"), Stratton Insurance Company, Inc., a Vermont corporation and a Wholly-Owned Subsidiary of the Borrower ("Stratton"), Ferrellgas, Inc., a Delaware corporation and the sole general partner of Borrower ("General Partner"), the several financial institutions parties to the Amendment (collectively, the "Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent"), which Amendment amends the Credit Agreement dated as of July 5, 1994 among Borrower, Stratton, the General Partner, the Banks and the Agent (as amended, the "Credit Agreement", and as amended by the Amendment, the "Amended Credit Agreement").

                  References to Schedules, Sections and subsections are to such parts of the Amended Credit Agreement unless otherwise noted. Capitalized terms used herein shall have the meanings given them in the Amended Credit Agreement unless specifically defined herein.

                  We have acted as counsel to the Borrower, Stratton and the General Partner in connection with the execution and delivery by each of them of the Amendment. We generally represent the Borrower, although the Borrower has in-house general counsel and has retained other counsel in connection with specific matters including products liability litigation, ERISA and trademarks.

                  In our capacity as such counsel, we have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, agreements, instruments, and documents as, in our judgment, are necessary or relevant as the basis for the opinions expressed below.

                  We have obtained and relied upon, without independent investigation as to matters of fact, such certificates and assurances from public officials, officers of Borrower, Stratton and the General Partner and such other documents, corporate records and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In additions, we have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary.

                  Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth below, we are of the opinion that:

                  1. The execution and delivery of the Amendment and performance of the Amended Credit Agreement by the Borrower, the General Partner and Stratton do not and will not:

                  (a) contravene the terms of any of the General Partner's, the Borrower's or any Subsidiary's Organization Documents;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation of which we are aware to which the General Partner, the Borrower or any Subsidiary is a party or, to our knowledge, any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject where such conflict, breach, contravention or Lien could reasonably be expected to have a Material Adverse Effect; or

                   (c) violate any material Requirement of Law.

                  2. Each of the Amendment and the Amended Credit Agreement constitutes the legal, valid and binding obligations of the General Partner, Stratton, the Borrower or any Subsidiary party thereto enforceable against such Person in accordance with their respective terms.

                  The opinions expressed herein are limited by, subject to and based on the following assumptions, exceptions, qualifications and limitations:

                  (a) We have assumed (i) the due execution and delivery, pursuant to due authorization and with all required capacity, of the Amendment by all parties thereto (other than the Borrower, the General Partner and Stratton), (ii) the genuineness of all signatures (other than those of the Borrower, the General Partner and Stratton), and (iii) the authenticity of all items submitted to us as originals, the conformity with authentic originals of all items submitted to us as copies and the authenticity of the originals of such copies.

                  (b) Our opinion concerning enforceability is subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) the qualification that the remedy of specific performance may not be available.

                  (c) Except as set forth below, our opinion herein reflects only the application of the applicable Missouri, New York, the General Corporation Law of the State of Delaware and federal law. In rendering our opinion, except as set forth below, we have not considered, and hereby disclaim any opinion as to, the application or impact of any other laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

                  (d) The opinions stated herein are as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                  (e) This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

                  (f) As to matters of fact, we have relied upon various certificates of officers of the General Partner, the Borrower and Stratton and upon information furnished to us orally in discussions with officers and responsible employees of the General Partner, the Borrower and Stratton and upon information obtained from public officials. Whenever our opinion herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge," "of which we have knowledge," "no facts have come to our attention that lead us to believe," or similar qualifying language, it is intended to indicate that during the course of our representation of the General Partner, the Borrower and Stratton no information has come to our attention that would give us actual knowledge of the existence of such facts. We have made no other independent investigation as to the accuracy or completeness of any representation, warranty, data or other information, written or oral, made or furnished in or in connection with any document examined by us, and no inference to the contrary as to our knowledge of the existence of such facts should be drawn from the fact of our representation of the General Partner, the Borrower and Stratton as described herein or from the fact that a member of our firm is a member of the board of directors of Ferrell Companies, Inc., a Kansas corporation and the sole shareholder of the General Partner, and has previously served as the Chief Financial Officer of the General Partner.

                  (g) We point out that the enforceability of indemnification provisions contained in the Amended Credit Agreement may be limited by principles of public policy.

                  (h) We express no opinion as to the validity or enforceability of any clause contained in the Amended Credit Agreement (i) purporting or attempting to limit, restrict or waive the right to a trial by jury; or (ii) purporting or attempting to waive the defenses of forum non conveniens or improper venue, to the extent such waiver may be determined to be void or unenforceable as contrary to public policy.

                  (i) We express no opinion as to the validity or enforceability of any of the provisions of the Amended Credit Agreement relating to or dealing with the relationship, rights and obligations among the Agent and the Banks.

                  The opinions expressed herein are solely for the benefit of the Banks and the Agent in connection with the above transactions and may not be relied upon or used in any manner or for any purposes by any other person, other than counsel to the Banks and the Agent, or as required by law to comply with the requirements of bank examiners acting under applicable law and regulations from time to time.


                                Very truly yours,